Exhibit 3.2
REGULATIONS

OF

CEDAR FAIR MANAGEMENT, INC.

MEETING OF SHAREHOLDERS

Section 1.    Annual Meeting.

The annual meeting of shareholders of the Company shall be held at such time and on such business day as the directors may determine each year. The annual meeting shall be held at the principal office of the Company or at such other place within or without the State of Ohio as the directors may determine. The directors shall be elected thereat and such other business transacted as may be specified in the notice of the meeting.

Section 2.    Special Meetings.

Special meetings of the shareholders may be called at any time by the President or by a majority of the directors acting with or without a meeting, or by shareholders holding 50% or more of the outstanding shares entitled to vote thereat. Such meetings may be held within or without the State of Ohio at such time and place as may be specified in the notice thereof.

Section 3.    Notice of Meetings.

Written notice of every annual or special meeting of the shareholders stating the time, place and purposes thereof shall be given to each shareholder entitled to vote thereat and to each shareholder entitled to notice as provided by law, in person or by mailing the same to his last address appearing on the records of the Company at least seven days before the meeting. Any shareholder may waive notice of any meeting, and, by attendance at any meeting without protesting the lack of proper notice, shall be deemed to have waived notice thereof.

Section 4.    Persons Becoming Entitled by Operation of Law or Transfer.

Every person who, by operation of law, transfer, or any other means whatsoever, shall become entitled to any shares, shall be bound by every notice in respect of such share or shares which previous to the entering of his or her name and address on the records of the Company shall have been duly given to the person from whom he or she derives his or her title to such shares.

Section 5.    Quorum and Adjournments.

Except as may be otherwise required by law or by the Articles of Incorporation, the holders of shares entitling them to exercise a majority of the voting power of the Company shall constitute a quorum; provided that any meeting duly called, whether a quorum is present or otherwise, may, by vote of the holders of a majority of the voting shares represented thereat, adjourn from time to time, in which case no further notice of the adjourned meeting need be given.

Section 6.    Voting.

Except as otherwise provided in the Articles, these Regulations, or in the laws of the State of Ohio, at every meeting of shareholders, each shareholder entitled to vote shall have one vote in person or by proxy for each share of stock held by him or her and registered in his or her name on the books of the Company as of the applicable record date. Except as otherwise required by statute, the Articles, or these Regulations, all matters coming before any meeting of the shareholders shall be decided by the vote of a majority in interest of the shareholders of the Company present in person or by proxy and entitled to vote at the meeting.

Section 7.    Record Date.

For any lawful purpose, including, without limitation, the determination of the shareholders who are entitled to receive notice of or to vote at a meeting of the shareholders, the board of directors may fix a record date which shall not be a date earlier than the date on which the record date is fixed and shall not be more than sixty days preceding the date of the meeting of the shareholders.

Section 8.    Inspectors of Election.

The directors, in advance of any meeting of shareholders, may appoint inspectors of election to act at the meeting or any adjournment thereof.

MEETING OF LIMITED PARTNERS

Section 9.    Annual Meeting of Cedar Fair, L.P.

For so long as the Company shall be the general partner of Cedar Fair, L.P. (the “Partnership”), the directors shall call and hold an annual meeting of the limited partners of the Partnership (the “Limited Partners”) for purposes of electing the board of directors of the Company. The meeting shall be held at the same time and place as determined by the directors for the annual meeting of the shareholders of the Company. The directors shall be elected thereat and such other business transacted as may be specified in the notice of the meeting.

Section 10.    Notice, Quorum and Voting.

For purposes of the annual meeting of the Partnership, the Fifth Amended and Restated Agreement of Limited Partnership of Cedar Fair, L.P. (the “Partnership Agreement”) shall establish the procedures and requirements governing all matters, including but not limited to notice, quorum, inspectors of election, voting and the record date.

Section 11.    Election of Directors.

(a)    Each Limited Partner shall have one vote in person or by proxy for each unit of which he or she is a record holder as of the applicable record date. The board of directors shall appoint a representative or one or more inspectors of election to tally the Limited Partners’ votes. The persons receiving the greatest number of votes of the Limited Partners present at the meeting in person or by proxy shall be the directors.

(b) The record of the Limited Partners’ votes shall be passed immediately to the trustee holding the shares of the Company pursuant to The Cedar Fair Unitholder Trust (the “Trust Agreement”). The trustee shall cast its votes for the directors receiving the greatest number of votes of the Limited Partners.

(c)    Such election shall be by ballot whenever requested by any person entitled to vote at such meeting; but unless so requested, such election may be conducted in any way approved at such meeting.

DIRECTORS

Section 12.	Number.

The number of directors shall be not fewer than three nor more than nine. The directors shall, by a vote of a majority of their number, establish the number of directors.

Section 13.    Qualifications of Directors.

The board of directors will consist of a majority of directors who meet the criteria for independence contained in the listing requirements of any applicable national securities exchange and any other applicable regulations. A committee established by the board shall establish board candidate guidelines that set forth the criteria for selecting board candidates.

Section 14.    Nominations and Election of Directors.

Nominations of persons for election as directors of Cedar Fair Management, Inc. may be made at a meeting of the Limited Partners by any nominating committee or person appointed by the directors or, if and to the extent expressly provided in the Partnership Agreement, any Limited Partner. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the provisions of this Section 14, and if he should so determine, the defective nomination shall be disregarded.

The directors will be elected by the vote of the Limited Partners as set forth in Section 11.

Section 15.    Classification and Term of Office of Directors.

Directors shall hold office for staggered terms and until their respective successors are elected, or until their earlier resignation, death or removal from office. The directors shall be divided into three (3) classes, designated Class I, Class II and Class III, as nearly equal in size as possible, and one of the classes shall be elected for a three-year term of office following each annual meeting of Limited Partners in accordance with Section 1701.57 of the Ohio Revised Code. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of such class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and his successors shall be elected and shall qualify, subject, however, to prior death, resignation or removal from office.

Section 16.    Removal.

Except as otherwise provided by law, all the directors or all of a particular class, or any individual director, may be removed from office with or without assigning any cause, by the affirmative vote of the holders of record of eighty percent (80%) of the Partnership units.

Section 17.    Vacancies.

Whenever any vacancy shall occur among the directors the remaining directors shall constitute the directors of the Company until such vacancy is filled or until the number of directors is changed pursuant to Section 12. The remaining directors may, by a vote of a majority of their number, fill any vacancy for the unexpired term.

Section 18.    Quorum and Adjournment.

A majority of the directors in office at the time shall constitute a quorum, provided that any meeting duly called, regardless of whether a quorum is present, may, by vote of a majority of the directors present, adjourn from time to time and place to place within or without the State of Ohio, in which case no further notice of the adjourned meeting need be given. At any meeting at which a quorum is present, all questions and business shall be determined by the affirmative vote of not less than a majority of the directors present except as is otherwise authorized by Section 1701.60(A)(1) of the Ohio Revised Code regarding transactions between the Company and its directors and officers.

Section 19.    Organizational Meeting.

Immediately after each annual meeting of the shareholders at which directors are elected, or each special meeting held in lieu thereof, the newly elected directors, if a quorum thereof is present, shall hold an organizational meeting at the same place or at such other time and place as may be fixed by the shareholders at such meeting, for the purpose of electing officers and transacting any other business. Notice of such meeting need not be given. If for any reason such organizational meeting is not held at such time, a special meeting for such purpose shall be held as soon thereafter as practicable.

Section 20.    Regular Meetings.

Regular meetings of the directors may be held at such times and places within or without the State of Ohio as may be provided for in by-laws or resolutions adopted by the directors and upon such notice, if any, as shall be provided for.

Section 21.    Special Meetings.

Special meetings of the directors may be held at any time within or without the State of Ohio upon call by the President, or the Chief Executive Officer, or by any two directors. Notice of each such meeting shall be given to each director by letter, telephone or in person not less than forty-eight (48) hours prior to such meeting. Any director may waive notice of any meeting, and, by attendance at any meeting without protesting the lack of proper notice, shall be deemed to have waived notice thereof. Unless otherwise limited in the notice thereof, any business may be transacted at any organizational, regular or special meeting.

Section 22.    Compensation.

The directors, in consultation with any committee established for purposes of evaluating board compensation levels, are authorized to fix a reasonable salary for directors or a reasonable fee for attendance at any meeting of the directors or at any meeting of a committee established pursuant to Section 25, or any combination of salary and attendance fee in accordance with any applicable national securities exchange listing requirement and state and federal laws. In addition to such compensation provided for directors, they shall be reimbursed for any expenses incurred by them in traveling to and from such meetings.

Section 23.    Duties of Directors.

A director shall perform his duties as a director, including the duties as a member of any committee of the directors upon which the director may serve, in good faith, in a manner the director reasonably believes to be in or not opposed to the best interests of the Company and the Partnership, and with the care that an ordinarily prudent person in a like position would use under similar circumstances. The director shall have the same fiduciary obligation to the Limited Partners as he has to the Company’s shareholders. The duties and responsibilities of a director of the Company to its shareholders shall be discharged if the director fulfills his duties and responsibilities to the Limited Partners.

Section 24.    Powers of the Board of Directors.

In carrying out the purposes stated in its Articles and subject to limitations prescribed by law or in its Articles, the Company may resist a change or potential change in control of the Company if the directors by a majority vote of a quorum determine that the change or potential change is opposed to or not in the best interests of the Company or the Limited Partners.

COMMITTEES OF THE BOARD

Section 25.    Committees.

The board may establish new committees or disband existing committees as it deems appropriate consistent with applicable laws, regulations and any listing requirement of a national securities exchange. Each of the committees shall have the authority and responsibilities delineated in the resolutions creating them and in their respective charters.

OFFICERS

Section 26.    Officers Designated.

The directors, at their organizational meeting or at a special meeting held in lieu thereof, shall elect a President, a Secretary, a Treasurer and, in their discretion, a Chairman of the Board, one or more Vice Presidents, a General Manager, an Assistant Secretary or Secretaries, an Assistant Treasurer or Treasurers, and such other officers as the directors may see fit. The Chairman of the Board shall be, and the other officers may, but need not be, chosen from among the directors. Any two or more of such offices other than that of President and Vice President, or Secretary and Assistant Secretary or Treasurer and Assistant Treasurer, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity.

Section 27.    Tenure of Office.

The officers of the Company shall hold office until the next organizational meeting of the directors and until their successors are chosen and qualified, except in case of resignation, death or removal. The directors may remove any officer at any time with or without cause by a majority vote of the directors in office at the time. A vacancy, however created, in any office may be filled by election by the directors.

Section 28.    Chairman of the Board.

The Chairman of the Board, if any, who at the discretion of the directors may be called the Executive Chairman of the Board, shall preside at meetings of the directors and shall have such other powers and duties as may be prescribed by the directors.

Section 29.    President.

The President shall preside at all meetings of the shareholders, and in the absence of the Chairman of the Board shall also preside at meetings of the directors. The President shall be the Chief Executive Officer of the Company unless otherwise determined by the directors, and shall have general supervision over its property, business and affairs, and perform all the duties usually incident to such office, subject to the directions of the directors. Unless otherwise determined by the directors, he shall have authority to represent the Company at meetings of the shareholders of other corporations in which the Company holds shares, and to execute on behalf of the Company discretionary or restricted proxies. He may execute all authorized deeds, mortgages, bonds, contracts and other obligations, in the name of the Company, and shall have such other powers and duties as may be prescribed by the directors.

Section 30.    Vice President.

The Vice Presidents shall have such powers and duties as may be prescribed by the directors or as may be delegated by the President or the Chief Executive Officer. In case of the absence or disability of the President or when circumstances prevent the President from acting, the Vice Presidents, in the order designated by the directors, shall perform the duties of the President, and in such case, the power of the Vice Presidents to execute all authorized deeds, mortgages, bonds, contracts and other obligations, in the name of the Company, shall be coordinated with like powers of the President. In case the President and such Vice Presidents are absent or unable to perform their duties, the directors may appoint a President pro tempore.

Section 31.    General Manager.

The General Manager, if any, shall have such powers and duties as may be prescribed by the directors.

Section 32.    Secretary.

The Secretary shall attend and keep the minutes of all meetings of the shareholders and of the directors. He or she shall keep such books as may be required by the directors and shall give all notices of meetings of shareholders and directors, provided however, that any persons calling such meetings may, at their options, themselves give such notice. He or she shall have such other powers and duties as may be prescribed by the directors.

Section 33.    Treasurer.

The Treasurer shall receive and have in charge all money, bills, notes, bonds, stocks in other corporations and similar property belonging to the Company and shall do with the same as shall be ordered by the directors. He shall keep accurate financial accounts, and hold the same open for inspection and examination of the directors. On the expiration of his term of office, he shall turn over to his successor, or the directors, all property, books, papers and money of the Company in his hands. He shall have such other powers and duties as may be prescribed by the directors.

Section 34.    Other Officers.

The Assistant Secretaries, Assistant Treasurers, if any, and the other officers, if any, shall have such powers and duties as the directors may prescribe.

Section 35.    Delegation of Duties.

The directors are authorized to delegate the duties of any officers to any other officer and generally to control the action of the officers and to require the performance of duties in addition to those mentioned herein.

Section 36.    Compensation.

The directors are authorized to determine or to provide the method of determining the compensation of all officers subject to applicable laws and regulations and the listing requirements of any national securities exchange.

Section 37.    Bond.

Any officer or employee, if required by the directors, shall give bond in such sum and with such security as the directors may require for the faithful performance of his duties.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 38.    Indemnification.

The Company shall indemnify any director or officer and any former director or officer of the Company and any such director or officer who is or has served at the request of the Company as a director, officer or trustee of another affiliated corporation, partnership, joint venture, trust or other enterprise (and his heirs, executors and administrators) against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him by reason of the fact that he is or was such director, officer or trustee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by applicable law. The indemnification provided for herein shall not be deemed to restrict the power of the Company (i) to indemnify employees, agents and others to the extent not prohibited by such law, (ii) to purchase and maintain insurance or furnish similar protection on behalf of or for any person who is or was a director, officer or employee of the Company, or any person who is or was serving at the request of the Company as a director, officer, trustee, employee or agent of another affiliated corporation, joint venture, partnership, trust or other enterprise against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such, and (iii) to enter into agreements with persons of the class identified in clause (ii) above indemnifying them against any and all liabilities (or such lesser indemnification as may be provided in such agreements) asserted against or incurred by them in such capacities.

RESTRICTIONS ON ISSUANCE AND TRANSFER OF SHARES

Section 39.    Issuance and Transfer.

(a)    The Company reserves the right to refuse to transfer any shares on its records unless and until it receives a satisfactory opinion letter from an attorney for the transfer of such shares that such transfer will not violate the Securities Act of 1933, as amended, or the regulations thereunder, the Ohio Securities Act or the regulations thereunder, or any other applicable law or regulation.

(b)    Shares shall be issued from time to time, at the discretion of the directors, only to the trustee as established by the Trust Agreement and for the benefit of the Limited Partners. Transfer of shares from the trustee to another person or entity shall be prohibited except to the extent permitted by the Trust Agreement.

AMENDMENTS

Section 40.

(a)    Except for Sections 9, 10, 11, 14, 15, 16, 23 and 39, these Regulations may be altered, changed or amended in any respect or superseded by new Regulations in whole or in part only after proposal by the directors and by the subsequent affirmative vote of the holders of record of shares entitling them to exercise a majority of the voting power of the Company at an annual or special meeting called for such purpose or without a meeting by the written consent of the holders of record of shares entitling them to exercise a majority of the voting power with respect thereto. In case of adoption of any Regulation or amendment by such written consent, the Secretary shall enter the same in the corporate records and mail a copy thereof to each shareholder who would have been entitled to vote thereon and did not participate in the adoption thereof.

(b)    Sections 9, 10, 11, 14, 15, 16, 23 and 39 may be altered, changed or amended in any respect or superseded by new Regulations in whole or in part only after the directors submit the proposed alteration, change or amendment to the Limited Partners for their approval. An affirmative vote of the holders of record of eighty percent (80%) of the Partnership units entitled to vote is required to alter, change or amend Sections 9, 10, 11, 14, 15, 16, 23 and 39. This provision establishing an eighty percent vote requirement shall not be amended, altered, changed, repealed or rescinded in any respect which would have the effect of reducing such voting requirements, unless such is approved by written consent or the affirmative vote of Limited Partners holding eighty percent (80%) of the Partnership units entitled to vote.